SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2016

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14001 Walden Rd., Suite 600

Montgomery, Texas  77356

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

www.AngioSoma.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

Explanatory Note

On June 22, 2016 we filed a Current Report on Form 8-K to report that on June 3, 2016, we entered into a business combination whereby a wholly-owned subsidiary of the Company, AngioSoma Research, Inc., a Texas corporation, (“AngioSoma Texas”) merged with AngioSoma Research, Inc., a Nevada corporation, (“AngioSoma Nevada”) with AngioSoma Research Texas surviving as our wholly-owned subsidiary (the “Merger”) . In connection with the Merger, the Company issued to the holders of outstanding common stock of AngioSoma Nevada 20 million shares of the Company’s common stock (“Common Stock”) and, as a result, immediately following the completion of the Merger, the former equity holders of AngioSoma Nevada owned approximately 66% of the Common Stock and the stockholders of First Titan Corp. immediately prior to the Merger owned approximately 34% of the Common Stock, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments).  Also in connection with the Merger, the pre-Merger director and officer of the Company tendered his resignation and the pre-Merger director and officer of AngioSoma Nevada was appointed as the new director and officer of the Company, and our corporate headquarters was moved from Las Vegas, Nevada to Montgomery, Texas. In connection with completion of the Merger, the Company changed its corporate name from First Titan Corp. to AngioSoma, Inc. and its common stock continues to trade on the OTC Markets Group, OTCQB tier under the new trading symbol “SOAN”.

For accounting purposes, the Merger is treated as a “reverse acquisition” under generally acceptable accounting principles in the United States (“U.S. GAAP”) and AngioSoma Nevada is considered the accounting acquirer. Accordingly, AngioSoma’s historical results of operations replace the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements.

AngioSoma Nevada, the asset acquired, is a clinical stage biotechnology company focused on improving the effectiveness of current standard-of-care treatments, especially related to endovascular interventions in the treatment of peripheral artery disease (PAD).

AngioSoma Nevada is developing its lead product, a drug candidate called LiprostinTM for the treatment of peripheral artery disease, or PAD, which has completed FDA Phase I and three Phase II clinical trials. We are in discussions with several contract research organizations for completion of our FDA protocol for Phase III and submission of our new drug application for marketing in the US and its territories.

Pursuant to Item 9.01(a)(4) and 9.01(b)(2) of Form 8-K, this Amendment No. 1 to the Form 8-K amends and supplements Item 9.01 of the Form 8-K to provide the required historical audited financial statements of First Titan Corp. and the pro forma financial information that were not filed with the Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

The audited financial statements of AngioSoma Research, Inc. as of May 31, 2016 and the statements of operations, changes in stockholders’ equity, and cash flows for the period from April 29, 2016 (date of inception) through May 31, 2016.

(d)  Exhibits

EXHIBIT NO.	DESCRIPTION

99.1

The audited financial statements of AngioSoma Research, Inc. as of May 31, 2016 and the statements of operations, changes in stockholders’ equity, and cash flows for the period from April 29, 2016 (date of inception) through May 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: November 14, 2016	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO